As filed with the Securities and Exchange Commission on June 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

TRACK GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	3669	87-0543981
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 E. 5th Avenue Suite 100

Naperville, IL 60563

(877) 260-2010

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Derek Cassell

Chief Executive Officer

Track Group, Inc.

200 E. 5th Avenue Suite 100

Naperville, IL 60563

(877) 260-2010

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Derek Cassell Chief Executive Officer Track Group, Inc. 200 E. 5th Avenue Suite 100 Naperville, IL 60563 (877) 260-2010	Daniel W. Rumsey, Esq. Jack Kennedy, Esq. Disclosure Law Group, a Professional Corporation 600 West Broadway, Suite 700 San Diego, CA 92101 (619) 272-7050

As soon as practicable after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 24, 2026

TRACK GROUP, INC.

36,372,938 Shares of Common Stock

This prospectus relates to the resale from time to time of up 36,372,938 shares (the “Shares”) of our common stock, par value of $0.0001 per share (“Common Stock”) held by the selling stockholders identified herein (the “Investors” or the “Selling Stockholders”) or their permitted assigns. The Shares include (i) 29,471,429 shares of our Common Stock issued in a private placement (the “PIPE Shares”); (ii) 900,000 shares of our Common Stock (the “PIPE Warrant Shares”) issuable upon exercise of warrants to purchase shares of our Common Stock issued in a private placement (the “PIPE Warrants”) and additional amounts required to be registered pursuant to the registration rights agreement dated April 30, 2026 (the “Registration Rights Agreement”); (iii) 1,294,930 shares of our Common Stock (the “Lender Warrant Shares”) issuable upon exercise of a warrant to purchase shares of our Common Stock issued in connection with a credit agreement (the “Lender Warrants”) and additional amounts required to be registered pursuant to the Registration Rights Agreement; and (iv) 4,706,579 shares of Common Stock acquired by the Selling Stockholders in transactions with private parties pursuant to certain securities purchase agreements (the “SPA Shares”). See the section Prospectus Summary - The Equity Transaction for more on the PIPE Shares, PIPE Warrants and Lender Warrants.

We will not receive any proceeds from the resale of the Shares by the Selling Stockholders in this offering. However, we may receive proceeds of up to approximately $315,130 from the exercise of the PIPE Warrants and the Lender Warrants if they are exercised for cash by the Selling Stockholders once the registration statement, of which this prospectus is a part, is declared effective. We intend to use those proceeds, if any, for general corporate purposes and working capital.

We are registering the Shares to provide the Selling Stockholders with freely tradable securities and to satisfy the registration rights such stockholders received in connection with the issuance of the Shares held by the Selling Stockholders. This prospectus does not necessarily mean that the Selling Stockholders will offer or sell those shares.

All selling and other expenses incurred by the Selling Stockholders will be paid by such stockholders, except for certain legal fees and expenses, which will be paid by us. The Selling Stockholders may sell, transfer or otherwise dispose of any or all of the Shares offered by this prospectus from time to time on the OTCQB Venture Markets or any other stock exchange, market, or trading facility on which the shares are traded, or in private transactions. The Shares may be offered and sold or otherwise disposed of by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. Refer to the section entitled “Plan of Distribution” for more information regarding how the Selling Stockholders may offer, sell, or dispose of their Shares.

Our Common Stock is listed for quotation on the OTCQB Venture Markets (“OTCQB”) under the symbol “TRCK”. On June 18, 2026, the last reported sale price of our common stock on the OTCQB was $0.74 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2026.

TRACK GROUP, INC.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the U.S. Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, https://trackgrp.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Common Stock offered hereunder.

Unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Track Group” and “our business” refer to Track Group, Inc., and this “offering” refers to the offering contemplated in this prospectus.

Neither we nor the Selling Stockholders authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the Selling Stockholders are not, making an offer of these securities in any jurisdiction where such offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC, under which the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such stockholders of the securities offered by them described in this prospectus. This prospectus describes the general manner in which the Selling Stockholders identified in this prospectus may sell, from time to time, up to an aggregate of 36,372,938 shares of our Common Stock. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of securities by the Selling Stockholders. However, we may receive proceeds of up to approximately $315,130 from the exercise of the PIPE Warrants and the Lender Warrants if they are exercised for cash by the Selling Stockholders once the registration statement, of which this prospectus is a part, is declared effective. We intend to use those proceeds, if any, for general corporate purposes and working capital.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

The Selling Stockholders and their permitted transferees may use this registration statement to sell securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

References to “Selling Stockholders” or the “Investors” refer to the selling stockholders further identified herein in the section titled “Selling Stockholder” beginning on page 7 of this prospectus, who may sell securities from time to time as described in this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained in this prospectus, or incorporated by reference into this prospectus, and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus, including the information set forth under the section entitled “Risk Factors,” as well as our financial statements, the related notes thereto, and other information incorporated by reference into this prospectus. Some of the statements in this prospectus and the information incorporated by reference into this prospectus constitute forward-looking statements. For additional information, refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context requires otherwise, the words “we,” “us,” “our,” the “Company,” and “Track Group” refer to Track Group, Inc., a Delaware corporation, and its wholly owned subsidiaries, Track Group Americas, Inc., a Utah corporation; Track Group – Puerto Rico, Inc., a Puerto Rico corporation; Emerge Monitoring, Inc., a Florida corporation; Emerge Monitoring II LLC, a Florida limited liability company; Integrated Monitoring Systems, LLC, a Colorado limited liability company; Track Group Analytics Limited, a corporation formed under the laws of Canada; as well as activity for our recently dissolved subsidiary, Track Group International Ltd., a company formed under the laws of Israel; and activity for our recently sold subsidiary, Track Group Chile S.p.A, a corporation formed under the laws of the Republic of Chile (collectively, the “Subsidiaries”).

Company Overview

The Company designs, manufactures, and markets location tracking devices and develops and sells a variety of related software, services, accessories, networking solutions, and monitoring applications. Our products and services include a full-range of one-piece GPS tracking devices, a device-agnostic operating system, a portfolio of software applications including smartphone, alcohol and predictive analytics, and a variety of accessory, service and support offerings. Our products and services are currently available worldwide and are sold through our direct sales force, as well as through value-added resellers. The Company sells to government customers on federal, state and local levels in the U.S. and to members of the Ministry of Justice (“MOJ”) internationally. Track Group’s device-agnostic platform and expanded portfolio of integrated and complimentary monitoring-related services help reduce risk and make the administration of justice better, faster, and less expensive for taxpayers.

Business Strategy

We are committed to helping our customers improve offender rehabilitation and re-socialization outcomes through our innovative hardware, software and services. We treat our business as a service business. Although we still manufacture patented tracking technology, we see the physical goods as only a small part of the integrated offender monitoring solutions we provide. Accordingly, rather than receiving a payment just for a piece of manufactured equipment, the Company receives a recurring stream of revenue for ongoing device agnostic subscription contracts. As part of our strategy, we continue to expand our device-agnostic platform to not only collect, but also store, analyze, assess and correlate location data for both accountability and auditing reasons, as well as to use for predictive analytics and assessment of effective and emerging techniques in criminal behavior and rehabilitation. We believe a high-quality customer experience along with knowledgeable salespeople who can convey the value of our products and services greatly enhances our ability to attract and retain customers. Therefore, our strategy also includes building and expanding our own direct sales force and our third-party distribution network to effectively reach more customers and provide them with a world-class sales and post-sales support experience. In addition, we are developing related-service offerings to address adjacent market opportunities in both the public and private sectors. We believe continual investment in research and development (“R&D”), including smartphone applications and other monitoring services is critical to the development and sale of innovative technologies and integrated solutions today and in the future.

The Equity Transaction

Securities Purchase Agreement

On April 30, 2026, the Company entered into Securities Purchase Agreements (the “Purchase Agreement”) with certain accredited investors (the “Investors”), for the private placement (the “Private Placement”) of (i) 29,471,429 shares of the Company’s Common Stock (the “PIPE Shares”) at a price per PIPE Share of $0.35, and (ii) 750,000 warrants to purchase shares of Common Stock (the “PIPE Warrants” and, collectively, the “PIPE Securities”), for aggregate gross proceeds of approximately $10,315,000. The Company intends to use the proceeds from the offering for repayment of existing indebtedness, working capital and general corporate purposes. The PIPE Warrants are exercisable immediately, expire ten years from the date of issuance, and have an initial exercise price of $0.35 per share (the “Initial Exercise Price”), subject to adjustment in the event of any Dilutive Issuance (as defined in the Warrant), or any stock splits, stock dividends, recapitalizations, and similar events.

The PIPE Securities were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Credit Facility

On April 30, 2026, the Company and certain subsidiaries of the Company (together with the Company, collectively, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Borrowers, the lenders from time to time party thereto (the “Lenders”), and Chatham Capital Management, LLC, as administrative agent for the Lenders (the “Administrative Agent”). Pursuant to the Credit Agreement, the Lenders extended a credit facility in the maximum aggregate principal amount of $24.0 million, consisting of (a) a term loan (the “Term Loan”) in the principal amount of $21.0 million, which was funded in full on April 30, 2026, (b) a revolving line of credit in the principal amount of $2.0 million and (c) an interest line loan facility (the “Interest Line Loan Facility”) in the principal amount of $1.0 million. The Credit Agreement has a maturity date of April 30, 2031. Loans outstanding under the Credit Agreement will bear interest at an overall rate of 13.5% per annum, with 11.0% paid in cash and 2.5% paid-in-kind. If the Borrowers elect to borrow on the Interest Line Loan Facility to make cash payments of interest on the loans to the Lenders in any month, the overall rate of interest shall increase to 15.5% per annum for any such month, with 11.0% paid in cash and 4.5% paid-in-kind. Principal payments on the Term Loan and borrowings under the Interest Line Loan Facility are required to be made in monthly installments, commencing on June 1, 2028, at a rate of 5% per annum of the outstanding principal amount thereof.

On the Closing Date, in connection with the Interest Line Loan Facility, the Company issued to the Lenders a warrant to purchase 1,079,108 shares of the Company’s Common Stock (the “Lender Warrants”). The Lender Warrants are exercisable immediately upon issuance, expire ten years from the date of issuance, and have an initial exercise price of $0.0001 per share (the “Initial Exercise Price”), subject to adjustment in the event of any Dilutive Issuance (as defined in the Warrant), or any stock splits, stock dividends, recapitalizations, and similar events. The Lender Warrants were issued pursuant to the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Registration Rights Agreement

In connection with the closing of the Private Placement and the entry into the Credit Facility, the Company, the Investors and the Administrative Agent entered into a registration rights agreement dated April 30, 2026 (the “Registration Rights Agreement”), pursuant to which, among other matters, the Selling Stockholders received certain registration rights with respect to the PIPE Shares, shares of Common Stock underlying the PIPE Warrants, and shares of Common Stock underlying the Lender Warrants. Pursuant to this prospectus, we are registering, on behalf of the Selling Stockholders, the PIPE Shares, and 120% of the shares of Common Stock underlying the PIPE Warrants and Lender Warrants.

Additional information about the Private Placement, Credit Agreement and Registration Rights Agreement is contained in the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2026 (the “Form 8-K”). The foregoing descriptions of the PIPE Warrant, Lender Warrant, Credit Agreement, Purchase Agreement, and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to Form of PIPE Warrant, Form of Lender Warrant, Credit Agreement, Form of Purchase Agreement, and Form of Registration Rights Agreement filed as Exhibits 4.1, 4.2, 10.1, 10.3 and 10.4, respectively, to the Form 8-K.

SPA Shares

In addition to the PIPE Shares, shares of Common Stock underlying the PIPE Warrants, and shares of Common Stock underlying the Lender Warrants being registered herein, the Company is also registering 4,706,579 shares of Common Stock (the “SPA Shares”) acquired by the Selling Stockholders in a transaction between private parties pursuant to a securities purchase agreement dated April 30, 2026.

Selected Risks Related to our Business

Our business is subject to numerous risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Some of the more significant risks and uncertainties relating to an investment in our securities are more fully described in the section titled “Risk Factors” in this prospectus and in Item 1A of our Annual Report on Form 10-K for the year ended September 30, 2025, which is incorporated by reference into this prospectus.

Corporate Information

Track Group, Inc. was incorporated under the laws of the State of Delaware in August 2016. The Company was previously incorporated as a Utah corporation since July 1995. Our principal executive offices are located at 200 E. 5th Avenue Suite 100, Naperville, Illinois 60563. Our telephone number is (877) 260-2010.

Our corporate website address is www.trackgrp.com. We make available on or through our website our periodic reports that we file with the SEC. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. The contents of our website are not incorporated by reference into this document and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE OFFERING

Common Stock offered for resale by the Selling Shareholder:

36,372,938 shares (the “Shares”) of Common Stock. The Shares being registered hereunder include (i) 29,471,429 shares of Common Stock; (ii) 900,000 shares of Common Stock issuable upon exercise of the PIPE Warrants and additional amounts required to be registered pursuant to the Registration Rights Agreement; (iii) 1,294,930 shares of Common Stock issuable upon exercise of the Lender Warrants and additional amounts required to be registered pursuant to the Registration Rights Agreement; and (iv) 4,706,579 SPA Shares.

Common Stock outstanding prior to the offering:	41,335,187 shares as of June 4, 2026.

Common Stock to be outstanding after the offering:	43,530,117 shares of Common Stock (assuming full exercise of the PIPE Warrants and the Lender Warrants).

Use of proceeds:

All of the Shares offered under this prospectus are being registered for the account of the Selling Stockholders. We will not receive any proceeds from the sale of the Shares by the Selling Shareholders in this offering. Assuming full exercise of the PIPE Warrants and the Lender Warrants, we will receive gross proceeds of up to approximately $315,130. We have agreed to pay all costs, expenses, and fees relating to the registration of the securities covered by this prospectus.  See “Use of Proceeds.”

Terms of this offering

The Selling Stockholders may sell, transfer or otherwise dispose of any or all of the Shares offered by this prospectus from time to time on the OTCQB or any other stock exchange, market or trading facility on which the shares are traded, or in private transactions. The Shares may be offered and sold or otherwise disposed of by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices.

Risk factors:	An investment in the Shares involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

OTC Markets (OTCQB) symbol:	TRCK

Unless otherwise noted, the number of shares of our Common Stock outstanding prior to and after this Offering is based on 41,335,187 shares of Common Stock outstanding as of June 4, 2026, and excludes 2,194,930 shares of Common Stock issuable upon exercise of the PIPE Warrants and Lender Warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, our Quarterly Reports on Form 10-Q for the periods ended December 31, 2025 and March 31, 2026, and our other filings with the SEC, which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we file with the SEC that are incorporated by reference in this prospectus contain forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believes”, “expects”, “intends”, “anticipates”, “should”, “plans”, “targets,” “likely,” “estimates”, “projects”, “potential”, and “will”, among others, and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our ability to implement our business strategy;

●	anticipated trends and challenges in our business and the markets in which we operate;

●	our expected future financial performance;

●	our expectations regarding our operating expenses;

●	our ability to anticipate market needs or develop new or enhanced products to meet those needs;

●	our expectations regarding market acceptance of our products;

●	our ability to compete in our industry and innovation by our competitors;

●	our ability to protect our confidential information and intellectual property rights;

●	our ability to successfully identify and manage any potential acquisitions;

●	our ability to manage expansion into international markets;

●	our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;

●	our ability to recruit and retain qualified sales, technical and other key personnel;

●	our ability to obtain additional financing; and

●	our ability to manage growth.

All forward-looking statements involve risks, assumptions and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results. See the section titled “Risk Factors” and elsewhere in this prospectus for a more complete discussion of these risks, assumptions and uncertainties and for other risks and uncertainties. These risks, assumptions and uncertainties are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur. Forward-looking statements in this prospectus are based on management’s beliefs and opinions at the time the statements are made. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this prospectus are made as of the date of this prospectus and we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable securities laws.

SELLING STOCKHOLDER

This prospectus relates to the resale by the Selling Stockholders identified in the table below, or by the future transferees, pledgees, assignees, distributees, donees or successors-in-interest of or from any such stockholders, of the shares of Common Stock. The Selling Stockholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Stockholders” in this prospectus, we refer to the stockholders listed in the table below, and the pledgees, donees, transferees or other successors-in-interest that hold any of the Selling Stockholder’ interest in the shares of Common Stock after the date of this prospectus.

The following table sets forth information concerning the shares of Common Stock that may be offered from time to time by the Selling Stockholders. The number of shares beneficially owned by the Selling Stockholders is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Percentage ownership is based on 41,335,187 shares of Common Stock issued and outstanding as of June 4, 2026, and includes the shares of Common Stock subject to options, warrants or other rights held by such Selling Stockholder that are currently exercisable or will become exercisable within 60 days of June 4, 2026, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

	Number of Shares of Common Stock Owned Prior to	Maximum Number of Shares of Common Stock to be Sold Pursuant to this	Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder (1)	Offering	Prospectus(2)	Number(3)	Percent(4)
Chatham (5)	-	1,079,108	-	*
CRC Founders Fund, LP (6)	18,005,695	17,314,004	691,691	1.7%
Derek Cassell (7)	617,209	300,000	317,209	*
James A. Berg (8)	50,000	50,000	-	*
JCP Investment Management, LLC (9)	17,314,004	17,314,004	-	*
Shaun Callahan (10)	40,000	40,000	-	*
Timothy Hardy (11)	60,000	60,000	-	*

* less than 1%

(1)

Information concerning named selling stockholders or future transferees, pledgees, assignees, distributees, donees or successors of or from any such stockholder or others who later hold any selling stockholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material.  In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)	This registration statement of which this prospectus forms a part is registering 36,372,938 shares of Common Stock for resale.

(3)	Assumes the issuance and sale of all shares of our common stock being offered for resale pursuant to this prospectus.

(4)	Applicable percentage ownership is based on 41,335,187 shares of Common Stock issued and outstanding as of June 4, 2026.

(5)

Shares being registered hereunder include 1,294,930 shares of Common Stock issuable upon exercise of common stock purchase warrants held by Chatham Capital Management, LLC, as agent for Chatham Investment Fund VI A, L.P., and Chatham Investment Fund VI QP, L.P., issued in Private Placement. The principal business address of Chatham Capital Management, LLC is 1372 Peachtree Street NE, Atlanta, Georgia, 30309. As partner of Chatham Capital Management, LLC, Jeff Hagar may be deemed to beneficially own the securities reported herein.

(6)

Shares being registered hereunder include (i) 14,510,714 PIPE Shares; (ii) 450,000 shares of Common Stock issuable upon exercise of the PIPE Warrants and additional amounts required to be registered pursuant to the Registration Rights Agreement; and (iii) 2,353,290 SPA Shares held by CRC Founders Fund, LP (“CRC Founders”). Carlson Ridge Capital, LLC (“Carlson Ridge Capital”) is the investment manager of CRC Founders, and may be deemed to beneficially own the securities owned by CRC Founders. Carlson Ridge Capital GP, LLC (“Carlson Ridge GP”) is the general partner of CRC Founders, and may be deemed to beneficially own the securities owned by CRC Founders. Denver Smith, as the Managing Member of each of Carlson Ridge Capital and Carlson Ridge GP, may be deemed to beneficially own the securities owned by CRC Founders. The principal business address of CRC Founders is 1528 Wazee Street, Denver Colorado 80202. Mr. Smith serves as Chairman of the Board of Directors of the Company. Each of CRC Founders, Carlson Ridge Capital, Carlson Ridge GP, and Mr. Smith specifically disclaims beneficial ownership of the disclosed herein that he or it does not directly own.

(7)

Derek Cassell serves as Chief Executive Officer and a member of the Board of Directors of the Company. Mr. Cassell’s address is c/o Track Group, Inc., 200 E. 5th Avenue, Suite 100, Naperville, Illinois, 60563.

(8)	James Berg is the Chief Financial Officer of the Company. Mr. Berg’s address is c/o Track Group, Inc., 200 E. 5th Avenue, Suite 100, Naperville, Illinois, 60563.

(9)

Shares being registered hereunder include an aggregate of (i) 14,510,715 PIPE Shares; (ii) 450,000 shares of Common Stock issuable upon exercise of PIPE Warrants and additional amounts required to be registered pursuant to the Registration Rights Agreement; and (iii) 2,353,289 SPA Shares, held by entities/accounts to which JCP Investment Management, LLC (“JCP Management”) serves as the investment manager, including JCP Investment Partnership, LP (“JCP Partnership”) and certain managed accounts (the “JCP Accounts”). JCP Partnership holds 15,310,723 shares of Common Stock and 450,000 shares of Common Stock issuable upon exercise of PIPE Warrants, and the JCP Accounts hold 1,553,281 shares of Common Stock. JCP Investment Partners, LP (“JCP Partners”), as the general partner of JCP Partnership, may be deemed to beneficially own the securities owned directly by JCP Partnership. JCP Investment Holdings, LLC (“JCP Holdings”), as the general partner of JCP Partners, may be deemed to beneficially own the securities owned directly by JCP Partnership. JCP Management, as the investment manager of JCP Partnership and the JCP Accounts, may be deemed to beneficially own the securities owned directly by JCP Partnership and held in the JCP Accounts. James C. Pappas, as the managing member of JCP Management and the sole member of JCP Holdings, may be deemed to beneficially own the securities owned directly by JCP Partnership and held in the JCP Accounts. The business address of JCP Management is 1177 West Loop South, Suite 1320, Houston, Texas 77027. Each of JCP Partnership, JCP Management, JCP Partners, JCP Holdings and Mr. Pappas specifically disclaims beneficial ownership of the securities disclosed herein that he or it does not directly own.

(10)	Shaun Callahan serves as Corporate Counsel and Corporate Secretary of the Company. Mr. Callahan’s address is c/o Track Group, Inc., 200 E. 5th Avenue, Suite 100, Naperville, Illinois, 60563.

(11)	Timothy Hardy serves as Chief Information Officer of the Company. Mr. Hardy’s address is c/o Track Group, Inc., 200 E. 5th Avenue, Suite 100, Naperville, Illinois, 60563.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issued pursuant to the terms of the Securities Purchase Agreement, and issuable upon the exercise of warrants issued pursuant to the Securities Purchase Agreement and the Credit Agreement, to permit the resale of these shares of Common Stock by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $47,441 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock by the Selling Stockholders. However, we may receive gross proceeds of up to approximately $315,130 from the exercise of the PIPE Warrants and the Lender Warrants if they are exercised for cash by the Selling Stockholders once the registration statement, of which this prospectus is a part, is declared effective. We intend to use those proceeds, if any, for general corporate purposes and working capital.

The Selling Stockholders will pay all incremental selling expenses relating to the sale of the Selling Stockholders’ shares, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Stockholder. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees, and fees and expenses of our counsel and our independent registered public accountants.

DILUTION

As of March 31, 2026, the net tangible book value of our Common Stock was approximately $(35,164,402), or $(2,396) per share of Common Stock based on 11,863,758 shares of our Common Stock issued and outstanding. Net tangible book value per share as of a particular date represents common equity less intangible assets and goodwill, divided by the number of shares of our Common Stock outstanding.

After giving effect to (i) the issuance of 36,372,938 shares of our Common Stock at an offering price of $0.35 per share, after deducting estimated offering expenses payable by us, the pro forma net tangible book value as of March 31, 2026 would have been approximately $(6,053,196) or ($0.14) per share. This represents an immediate increase in the net tangible book value of $2.82 per share to existing stockholders and an immediate dilution of $0.49 per share to the investors purchasing shares of our Common Stock in this offering at the assumed offering price.

The following table illustrates the dilution in net tangible book value per share as a result of this offering:

Public offering price per share – As of May 1, 2026		$0.35

Net tangible book value per share as of March 31, 2026	$(2.96)
Increase in pro forma, as adjusted net tangible book value per share after giving effect to this offering	$2.82

Pro forma net tangible book value per share as of March 31, 2026		$(0.14)

Dilution per share to new investors in this offering		$0.49

For purposes of calculating pro forma, as adjusted net tangible book value, the number of shares of our Common Stock outstanding prior to and after this offering is based on 41,335,187 shares of Common Stock outstanding as of June 4, 2026.

To the extent that any of the foregoing are exercised, converted and/or vested, investors participating in the Offering will experience further dilution.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 60,000,000 shares of Common Stock, par value $0.0001 per share, of which 41,335,187 shares are outstanding as of June 4, 2026.

Voting

Holders of our Common Stock each have one vote per share.  Our directors are elected by the vote of a plurality of the Common Stock represented in person or by proxy entitled to vote on the election of directors. A majority of the outstanding shares of Common Stock constitute a quorum. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Upon our dissolution, our shareholders will be entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation of any shares of Preferred Stock with preferential liquidation rights, if any, at the time outstanding. Our common shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Stock.

Preferred Stock

We are authorized to issue up to 20,000,000 shares of Preferred Stock, par value $0.0001 per share.  As of the date of this prospectus, we have shares of Preferred Stock outstanding as described below:

Series A Convertible Preferred Stock

On October 12, 2017, the Company filed a Certificate of Designation of the Relative Rights and Preferences (“Certificate of Designation”) with the Delaware Division of Corporations, designating 1,200,000 shares of the Company’s Preferred Stock as Series A Preferred. Shares of Series A Preferred rank senior to the Company’s Common Stock, and all other classes and series of equity securities of the Company that by their terms do not rank senior to the Series A Preferred.

Except with respect to transactions upon which holders of the Series A Preferred are entitled to vote separately as a class under the terms of the Certificate of Designation, the Series A Preferred has no voting rights. The shares of Common Stock into which the Series A Preferred is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding shares of our Common Stock.

The Series A Preferred has no separate dividend rights; however, whenever the Board declares a dividend on the Company’s Common Stock, if ever, each holder of record of a share of Series A Preferred shall be entitled to receive an amount equal to such dividend declared on one share of Common Stock multiplied by the number of shares of Common Stock into which such share of Series A Preferred could be converted on the record date.

Each share of Series A Preferred has a liquidation preference of $35.00 per share, and is convertible, at the holder’s option, into ten shares of the Company’s Common Stock, subject to adjustments as set forth in the Certificate of Designation, at any time beginning five hundred and forty days after the date of issuance.

As of June 4, 2026, no shares of Series A Preferred were issued and outstanding.

Undesignated Preferred Stock

The ability to authorize and issue undesignated Preferred Stock may enable our Board of Directors to render more difficult or discourage an attempt to change control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in our best interest, the Board of Directors could cause shares of Preferred Stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

Anti-Takeover Matters

Charter and Bylaw Provisions

The provisions of Delaware law, our Charter, and our Bylaws include a number of provisions that may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company and discouraging takeover bids. These provisions may also have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our Bylaws provide that any vacancy on our Board may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Further, any directorship vacancy resulting from an increase in the size of our Board of Directors, may be filled by election of the Board of Directors, but only for a term continuing until the next election of directors by our stockholders.

No Cumulative Voting

The Delaware General Corporation Law (the “DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless certificate of incorporation of the Company in which they own stock provides otherwise. Neither our Charter nor our Bylaws provide that our stockholders shall be entitled to cumulative voting.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Choice of Forum

Our Bylaws provide that Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Charter or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Because the applicability of the exclusive forum provision is limited to the extent permitted by law, we believe that the exclusive forum provision would not apply to suits brought to enforce any duty or liability created by the Securities Act, the Exchange Act, any other claim for which the federal courts have exclusive jurisdiction or concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act. We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Listing

Our Common Stock is listed on The OTCQB under the symbol “TRCK.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC, which is located at 48 Wall Street, Floor 23, New York, NY 10005.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

The consolidated financial statements of our Company as of and for the years ended September 30, 2025 and 2024, included in this prospectus have been audited by Eide Bailly LLP, an independent registered public accounting firm, as stated in their report thereon have been included in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Our Common Stock is registered with the SEC under Section 12 of the Exchange Act and, accordingly, we are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC at www.sec.gov.

We maintain a website at http://www.trackgrp.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, proxy statements and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at the website of the SEC referenced above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The following documents filed by us with the Commission are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on December 19, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, filed with the SEC on February 13, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 8, 2026;

●	our Current Report on Form 8-K, filed with the SEC on May 4, 2026;

●

the description of our Common Stock contained in our registration statement filed under the Exchange Act on Form 10-KSB/A, dated December 19, 1997, and any amendment or report filed for the purpose of further updating such description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated herein by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide upon request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Track Group, Inc.

200 E 5th Ave, Suite 100

Naperville, Illinois 60563

(877) 260-2010

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus and any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

36,372,938 Shares of Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Commission registration fee.

Amount

Commission Registration Fee	$3,441
Legal Fees and Expenses	$35,000
Accounting Fees and Expenses	$5,000
Transfer Agent and Registrar fees and expenses	$2,000
Miscellaneous Expenses	$2,000
Total expenses	$47,441

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our Charter and Bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL. We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

There have been no securities sold by us during the past three years which were not registered under the Securities Act and/or are not otherwise described in the accompanying prospectus or the documents incorporated by reference into the accompanying prospectus.

Item 16. Exhibits and Financial Statement Schedules.

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Filing Date

3(i)(1)	Articles of Transfer of Track Group, Inc., a Utah corporation, dated August 5, 2016.		Exhibit 3(i)(3) to the Company’s Current Report on Form 8-K	August 9, 2016
3(i)(2)	Certificate of Conversion Converting Track Group, Inc., a Utah corporation, to Track Group, Inc., a Delaware corporation, dated August 5, 2016.		Exhibit 3(i)(4) to the Company’s Quarterly Report on Form 10-Q	August 9, 2016
3(i)(3)	Certificate of Incorporation of Track Group, Inc., a Delaware corporation, dated August 6, 2016.		Exhibit 3(i)(5) to the Company’s Quarterly Report on Form 10-Q	August 9, 2016
3(1)(4)	Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock, dated October 12, 2017.		Exhibit 3.1 to the Company’s Current Report on Form 8-K	October 13, 2017
3(1)(5)	Certificate of Amendment to Certificate of Incorporation, dated as of April 30, 2026.		Exhibit to the Company’s Current Report on Form 8-K	May 4, 2026
3(ii)(1)	Bylaws of Track Group, Inc., a Delaware corporation.		Exhibit 3(ii)(2) to the Company’s Quarterly Report on Form 10-Q	August 9, 2016
3(ii)(2)	Amendment No. 1 to the Bylaws of Track Group, Inc., a Delaware corporation.		Exhibit 3.1 to the Company’s Current Report on Form 8-K	February 13, 2025
5.1	Opinion of Disclosure Law Group, a Professional Corporation.	X
10.1	2012 Equity Incentive Award Plan.+

Appendix II to the Company’s Definitive Proxy Statement on Schedule 14A filed on October 25, 2011, amended in accordance with the Company’s Definitive Proxy Statement on Schedule 14A filed on April 9, 2015

10.2	Amended and Restated Facility Agreement, dated June 30, 2015, by and between Track Group, Inc. and Conrent Invest S.A, acting on behalf of its compartment “Safety 2”, dated June 30, 2015.		Exhibit 10.1 to the Company’s Current Report on Form 8-K	July 15, 2015
10.3	Loan Agreement, by and between Conrent Invest S.A., acting with respect to its Compartment Safety III, and Track Group, Inc., dated May 1, 2016.		Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q	May 9, 2016
10.5	Employment Agreement by and between Track Group, Inc. and Derek Cassell dated, December 1, 2016+.		Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q	February 14, 2017
10.6	Services Agreement, dated December 7, 2016.		Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q	February 14, 2017
10.7	Amendment No. 1 to Employment Agreement by and between Track Group Inc. and Derek Cassell, dated February 13, 2017.+		Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q	February 14, 2017
10.9	Amendment No. 2 to Employment Agreement by and between Track Group Inc. and Derek Cassell, dated January 3, 2018.+		Exhibit 10.2 the Company’s Current Report on Form 8-K	January 5, 2018

10.11	Amendment Agreement by and between Track Group, Inc. and Conrent Invest S.A., dated July 19, 2018.	Exhibit 10.1 to the Company’s Current Report on Form 8-K	July 19, 2018
10.12	Amendment Agreement by and between Track Group, Inc. and Conrent Invest S.A., dated February 24, 2019.	Exhibit 10.1 to the Company’s Current Report on Form 8-K	February 28, 2019
10.13	Amendment Agreement by and between Track Group, Inc. and Conrent Invest S.A., dated January 10, 2020.	Exhibit 10.1 to the Company’s Current Report on Form 8-K	January 15, 2020
10.14	Monitoring Services Agreement between Track Group, Inc. and Gendarmeria de Chile, the Republic of Chile’s uniform prison service, dated July 29, 2020.	Exhibit 10.1 to the Company’s Current Report on Form 8-K	August 17, 2020
10.15	Amendment No. 3 to Employment Agreement between Track Group, Inc. and Derek Cassell, dated December 1, 2016.+	Exhibit 10.19 to the Company’s Annual Report on Form 10-K	December 23, 2020
10.16	Amendment to Facility Agreement by and between Track Group, Inc. and Conrent Invest S.A., acting on behalf of its compartment, “Safety 2”, dated December 21, 2020.	Exhibit 10.1 to the Company’s Current Report on Form 8-K	December 23, 2020
10.17	Amendment No. 4 to the Executive Employment Agreement between Track Group, Inc. and Derek Cassell Dated December 15, 2021.+	Exhibit 10.19 to the Company’s Annual Report on Form 10-K	December 16, 2021
10.18	Employment Agreement by and Between Track Group Inc. and Matthew Swando dated December 6, 2016.+	Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q	February 10, 2022
10.19	Amendment No. 1 to Employment Agreement by and Between Track Group Inc. and Matthew Swando dated April 23, 2018.+	Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q	February 10, 2022
10.20	Amendment No.2 to Employment Agreement by and Between Track Group Inc. and Matthew Swando dated January 15, 2022.+	Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q	February 10, 2022
10.21	2022 Omnibus Equity Incentive Plan (incorporated by reference to Annex A to our Definitive Proxy Statement on Schedule 14A, filed).+	Annex A to the Company’s Definitive Proxy Statement on Schedule 14A	February 24, 2022
10.22	Settlement Agreement and Mutual Release entered into by the Company, Eli Sabag, Sapinda Asia Limited and Lars Windhorst, dated June 10, 2022.	Exhibit 10.1 to the Company’s Current Report on Form 8-K	June 14, 2022
10.23	Amendment to Facility Agreement by and between Track Group, Inc. and Conrent Invest S.A., acting on behalf of its compartment, “Safety 2”, dated April 26, 2023.	Exhibit 10.1 to the Company’s Current Report on Form 8-K	April 27, 2023
10.24	Sales, Licensing, Maintenance, & Services Agreement by and between Marion County Community Corrections and Track Group, Inc., dated March 11, 2024.	Exhibit 10.1 to the Company’s Current Report on Form 8-K	March 15, 2024
10.25	Separation Agreement and General Release of Claims by and between Peter Poli and Track Group, Inc., dated March 21, 2024.+	Exhibit 10.1 to the Company’s Current Report on Form 8-K	March 22, 2024
10.26	Employment Agreement by and between James A. Berg and Track Group, Inc., dated March 21, 2024.+	Exhibit 10.2 to the Company’s Current Report on Form 8-K	March 22, 2024
10.27	Stock Purchase Agreement by and between Inversiones Santa Hortensia SpA and the Company, dated October 29, 2024.	Exhibit 10.1 to the Company’s Current Report on Form 8-K	November 4, 2024

10.28	Employment Agreement by and between Arthur Jacob Gigler and Track Group, Inc., dated December 26, 2018.+		Exhibit 10.30 to the Company’s Annual Report on Form 10-K	December 23, 2024
10.29	Amendment No.1 to Employment Agreement by and Between Track Group Inc. and Arthur Jacob Gigler dated March 17, 2022.+		Exhibit 10.31 to the Company’s Annual Report on Form 10-K	December 23, 2024
10.30	Amendment No.2 to Employment Agreement by and Between Track Group Inc. and Arthur Jacob Gigler dated August 4, 2022.+		Exhibit 10.32 to the Company’s Annual Report on Form 10-K	December 23, 2024
10.31	Form of PIPE Warrant.		Exhibit 4.1 to the Company’s Current Report on Form 8-K	May 4, 2026
10.32	Form of Lender Warrant.		Exhibit 4.2 to the Company’s Current Report on Form 8-K	May 4, 2026
10.33

Credit Agreement by and between the Company and each of its affiliates party thereto, as borrowers, the financial institutions party thereto, as lenders, and Chatham Capital Management, LLC, as administrative agent and lead arranger, dated April 30, 2026.

			Exhibit 10.1 to the Company’s Current Report on Form 8-K	May 4, 2026
10.34	Guaranty and Collateral Agreement by and between the Company and Chatham Capital Management, LLC, as administrative agent, dated April 30, 2026.		Exhibit 10.2 to the Company’s Current Report on Form 8-K	May 4, 2026
10.35	Form of Securities Purchase Agreement, dated April 30, 2026.		Exhibit 10.3 to the Company’s Current Report on Form 8-K	May 4, 2026
10.36	Form of Registration Rights Agreement, dated April 30, 2026.		Exhibit 10.4 to the Company’s Current Report on Form 8-K	May 4, 2026
10.37	Letter Agreement between the Company and ADS Securities, LLC.		Exhibit 10.5 to the Company’s Current Report on Form 8-K	May 4, 2026
10.38	Amended Facility Payoff Agreement by and between the Company and Conrent Invest S.A.,acting on behalf of its compartment “Safety 2”, dated April 30, 2026.		Exhibit 10.6 to the Company’s Current Report on Form 8-K	May 4, 2026
14.1	Code of Business Conduct & Ethics.		Exhibit 14.1 to the Company’s Annual Report on Form 10-K	December 19, 2017
21	Subsidiaries of the Registrant.		Exhibit 21 to the Company’s Annual Report on Form 10-K	January 28, 2019
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1).	X
23.2	Consent of Independent Registered Public Accounting Firm.	X
24.1	Power of Attorney (filed on the signature page hereto).	X
107	Filing Fee Table.	X

+ Indicates management contract or compensatory plan or arrangement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, Illinois, on June 24, 2026.

TRACK GROUP, INC.

By:	/s/ Derek Cassell
Derek Cassell
Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints Derek Cassell as attorney-in-fact, with power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-1, including post-effective amendments, and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorney in fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof, and file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Derek Cassell	Chief Executive Officer and Director	June 24, 2026
Derek Cassell	(Principal Executive Officer)

/s/ James Berg	Chief Financial Officer	June 24, 2026
James Berg	(Principal Financial and Accounting Officer)

/s/ Denver Smith	Chairman of the Board	June 24, 2026
Denver Smith

/s/ Jacob Saour	Director	June 24, 2026
Jacob Saour

/s/ Kyle Kidd	Director	June 24, 2026
Kyle Kidd

/s/ Matthew Powalski	Director	June 24, 2026
Matthew Powalski

/s/ John Sullivan	Director	June 24, 2026
John Sullivan